UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2007

LONG-E INTERNATIONAL, INC.
(Exact name of registrant specified in charter)

Utah	000-28727	87-0624752
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C-6F, Huhan Chuangxin Block, Keyuan Road, Hi-Tech Industry Zone, Shenzhen, 518000, Guangdong, China
(Address of principal executive offices) (Zip Code)

(86) 755 3396 5188
(Registrant’s telephone number, including area code)

___________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 4, 2007, the registrant’s independent registered public accounting firm, Kempisty & Company Certified Public Accountants, P.C. (“Kempisty & Company”), informed the registrant that its financial statements for the year ended December 31, 2006 should not be relied upon due to an error in the accounting treatment of the warrants sold and issued by the registrant in 2006, resulting in an overstatement the registrant’s stock-based compensation expense for the period. Authorized officers of the Company discussed this matter with Kempisty & Company, and based on such discussions, the Company’s Board of Directors concluded on December 10, 2007, that the registrant will restate the financial statements described above and file an amendment to its Annual Report on Form 10-KSB filed on October 15, 2007.

The registrant has provided Kempisty & Company with a copy of this Current Report and Kempisty & Company has provided a letter addressed to the Commission stating its agreement with the statements made herein, which is filed herewith as Exhibit 7.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Number	Description
7.1	Letter from Kempisty & Company Certified Public Accountants, P.C. dated December 10, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2007	By: /s/ Bu Shengfu
Bu Shengfu
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Number	Description
7.1	Letter from Kempisty & Company Certified Public Accountants, P.C. dated December 10, 2007.